UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 28, 2019, Robyn Lamont resigned as Chief Financial Officer of Samson Oil & Gas Limited (the “Company”).

On March 1, 2019, Janna Blanter, 58, was appointed to the position of Vice President-Finance and Chief Financial Officer of the Company and Samson Oil and Gas USA, Inc. (“Samson USA”), a wholly-owned subsidiary of the Company. Ms. Blanter’s professional career spans more than 30 years in various areas of the energy industry, both in financial institutions and in a corporate setting. She has experience in the areas of financial reporting, credit risk management, financial analysis and due diligence, as well as financial evaluations, contract negotiations, compliance monitoring, turnaround consulting and workouts. Since May 2017, Ms. Blanter was engaged in her own financial management consulting practice. From May 2014 to May 2017, she held the position of Chief Financial Officer with Santa Fe Natural Resources, a privately held small exploration and production company with assets in northwestern Colorado. From May 2013 to May 2014, Ms. Blanter served as Senior Vice President & Senior Approval Officer in the energy lending group of NBH Bank. From April 2003 to May 2014, Ms. Blanter was in financial management consulting practice for a variety of clients involving contract CFO, strategic financial planning, internal audit, due diligence and business management consulting assignments. Previously, she worked as Director of Credit for the energy trading operations of Duke Energy (2000-2003) and in various positions at Bank of Scotland (1984-1999) where her last position was Vice President with a focus on commercial loan origination in the energy sector. Ms. Blanter holds MBA, Bachelor of Accountancy and Bachelor of Business Administration in Finance degrees from the University of Houston and is a licensed CPA.

Effective March 1, 2019, Samson USA entered into an Employment Agreement with Ms. Blanter. Pursuant to the Employment Agreement, Ms. Blanter will serve in her position at Samson USA and the Company on a half-time basis commencing March 1, 2019 through December 31, 2019, subject to extension, and the position may be transitioned into a full-time position. Ms. Blanter will be paid $120,000 per year for service in the half-time position, which salary will be increased to $240,000 if the position transitions to a full-time position. Ms. Blanter will be eligible for an annual bonus to be determined by the Board in its sole discretion, with the target bonus being 50% of Ms. Blanter’s total salary for the calendar year preceding the award of the bonus. Ms. Blanter is entitled to a lump-sum payment consisting of up to 90 days of her salary in the event of her death, disability, or termination without “Cause” or her resignation for “Good Reason”, each as defined in the Employment Agreement, and up to 12 months of her salary in the event of a “Change of Control” of the Company, as defined in the Employment Agreement. This summary of Ms. Blanter’s Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Janna Blanter and Samson Oil & Gas Limited dated March 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2019

Samson Oil & Gas Limited

	By:	/s/ Terence M. Barr
Terence M. Barr
CEO & Managing Director